Exhibit 23.1


                      Consent of Independent Accountants

     We consent to the incorporation by reference in the registration statement of International Integration Incorporated on Form S-8 (File No. 333-69269) of our report dated February 2, 1999 on our audits of the consolidated financial statements of International Integration Incorporated as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

                                              PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 1999